PRENTISS PROPERTIES TRUST

Management’s Report on Internal Control over Financial Reporting

Our internal control over financial reporting is a process, that under the supervision of and with the participation of our management, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and our trustees; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that our controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As management, it is our responsibility to establish and maintain adequate internal control over financial reporting. As of December 31, 2004, under the supervision and with the participation of our management, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, we evaluated the effectiveness of our internal control over financial reporting using criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation, we concluded that the Company maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control – Integrated Framework issued by the COSO.

Our management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders
of Prentiss Properties Trust:

We have completed an integrated audit of Prentiss Properties Trust’s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedules

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders’ equity, of comprehensive income and of cash flows present fairly, in all material respects, the financial position of Prentiss Properties Trust and its subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules included herewith present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note (2) to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure,” effective July 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and effective January 1, 2004, the Company adopted the provisions of FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities.”

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control over Financial Reporting included herewith, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control – Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCooopers LLP
Dallas, Texas
March 14, 2005, except for Note 25, which is as of November 14, 2005

PRENTISS PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
ASSETS	2004	2003

Operating real estate:
Land	$341,321	$325,623
Buildings and improvements	1,789,043	1,727,056
Less: accumulated depreciation	(234,007)	(210,944)

	1,896,357	1,841,735
Construction in progress	23,417	—
Land held for development	59,014	47,202
Deferred charges and other assets, net	260,283	210,420
Notes receivable, net	1,500	15,904
Accounts receivable, net	55,772	47,412
Cash and cash equivalents	8,586	5,945
Escrowed cash	9,584	11,913
Investments in securities and insurance contracts	3,279	2,579
Investments in unconsolidated joint ventures	12,943	14,215
Interest rate hedges	2,804	1,768

Total assets	$2,333,539	$2,199,093

LIABILITIES AND SHAREHOLDERS’ EQUITY

Mortgages and notes payable	$1,191,911	$1,029,035
Interest rate hedges	3,850	9,842
Accounts payable and other liabilities	105,304	84,366
Mandatorily redeemable preferred units	—	10,000
Distributions payable	28,103	28,986

Total liabilities	1,329,168	1,162,229

Minority interest in operating partnership	24,990	123,058

Minority interest in real estate partnerships	35,792	1,565

Commitments and contingencies

Preferred shares $.01 par value, 20,000,000 shares authorized, 3,773,585 shares issued and outstanding	100,000	100,000
Common shares $.01 par value, 100,000,000 shares authorized, 48,268,845 and 45,772,383 (includes 3,286,957 and 3,159,089 in treasury) shares issued and outstanding at December 31, 2004 and 2003, respectively	483	458
Additional paid-in capital	1,020,917	942,644
Common shares in treasury, at cost, 3,286,957 and 3,159,089 shares at December 31, 2004 and 2003, respectively	(82,694)	(78,000)
Unearned compensation	(3,386)	(2,176)
Accumulated other comprehensive income	(302)	(7,198)
Distributions in excess of earnings	(91,429)	(43,487)

Total shareholders’ equity	943,589	912,241

Total liabilities and shareholders’ equity	$2,333,539	$2,199,093

The accompanying notes are an integral part of these consolidated financial statements.

PRENTISS PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Year Ended December 31,
	2004	2003	2002

Revenues:
Rental income	$296,132	$258,128	$245,873
Service business and other income	13,864	16,749	4,365

	309,996	274,877	250,238

Operating expenses:
Property operating and maintenance	76,977	66,720	61,766
Real estate taxes	27,219	22,260	24,896
General and administrative and personnel costs	11,803	10,988	10,361
Expenses of service business	9,998	10,513	—
Depreciation and amortization	75,707	57,478	48,760

	201,704	167,959	145,783

Other Expenses:
Interest expense	61,032	60,478	56,618
Amortization of deferred financing costs	2,330	2,284	1,832

Income from continuing operations before equity in income of unconsolidated joint ventures and unconsolidated subsidiaries, loss on investment in securities, impairment and minority interests	44,930	44,156	46,005

Equity in income of unconsolidated joint ventures and unconsolidated subsidiaries	2,429	2,555	3,154
Loss on investment in securities	(420)	—	—
Loss from impairment of mortgage loan	(2,900)	—	—
Minority interests	(2,002)	(9,796)	(9,812)

Income from continuing operations	42,037	36,915	39,347

Discontinued operations:
Income from discontinued operations	13,575	18,008	27,875
Gain/(loss) from disposition of discontinued operations	11,957	(4,457)	8,430
Loss from debt defeasance related to sale of real estate	(5,316)	—	—
Minority interests related to discontinued operations	(1,052)	(484)	(1,371)

	19,164	13,067	34,934

Income before gain on sale of land and an interest in a real estate partnership	61,201	49,982	74,281

Gain on sale of land and an interest in a real estate partnership	1,222	9,435	—

Net income	$62,423	$59,417	$74,281
Preferred dividends	(10,052)	(8,452)	(8,358)

Net income applicable to common shareholders	$52,371	$50,965	$65,923

Basic earnings per common share:
Income from continuing operations applicable to common shareholders	$0.75	$0.94	$0.81
Discontinued operations	$0.43	0.33	$0.91

Net income applicable to common shareholders – basic	$1.18	$1.27	$1.72

Weighted average number of common shares outstanding – basic	44,330	40,068	38,409

Diluted earnings per common share:
Income from continuing operations applicable to common shareholders	$0.75	$0.94	$0.80
Discontinued operations	$0.43	$0.33	$0.91

Net income applicable to common shareholders – diluted	$1.18	$1.27	$1.71

Weighted average number of common shares and common share equivalents outstanding – diluted	44,529	40,270	38,649

The accompanying notes are an integral part of these consolidated financial statements.

PRENTISS PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS’ EQUITY
For the Three Years Ending December 31, 2004
(dollars in thousands, except per share data)
								(Distributions
							Accumulated other	in excess of
				Additional paid-in	Common shares in	Unearned	comprehensive	earnings)/
	Total	Preferred shares	Common shares	capital	treasury	compensation	income	retained earnings

Balance at December 31, 2001	$819,800	$100,000	$421	$833,314	$(118,228)	$(2,556)	$(9,655)	$16,504

Issuance of 1,828,260 common shares	46,459		18	46,441
Restricted share grants (30,600 common shares)	—			859		(859)
Amortization of share grants	1,632					1,632
Share grants forfeited (12,777 shares)	—				(304)	304
Purchase of 494,365 treasury shares	(14,196)				(14,196)
Issuance of common shares in treasury (613,750 common shares)	16,535			2,283	14,252
Distributions declared ($2.22 per common share)	(85,807)							(85,807)
Preferred distributions declared ($2.22 per preferred share)	(8,358)							(8,358)
Unrealized loss on inv. in securities	(104)						(104)
Unrealized loss on interest rate hedges:
Unrealized loss for the period	(6,587)						(6,587)
Reclassification adjustment for loss included in earnings	578						578
Net Income	74,281							74,281

Balance at December 31, 2002	844,233	100,000	439	882,897	(118,476)	(1,479)	(15,768)	(3,380)

Issuance of 1,713,377 common shares	45,489		18	45,471
Restricted share grants (93,250 common shares)	—		1	2,432		(2,433)
Amortization of share grants	1,736					1,736
Common shares in deferred comp. plan	(2,150)			16	(2,166)
Purchase of 391,641 treasury shares	(12,098)				(12,098)
Issuance of common shares in treasury (2,300,000 common shares)	66,470			11,730	54,740
Distributions declared ($2.24 per common share)	(91,071)							(91,071)
Preferred distributions declared ($2.24 per preferred share)	(8,453)							(8,453)
Unrealized loss on inv. in securities	(83)						(83)
Share options expensed	98			98
Unrealized gain on interest rate hedges:
Unrealized gain for the period	8,390						8,390
Reclassification adjustment for loss included in earnings	263						263
Net income	59,417							59,417

Balance at December 31, 2003	912,241	100,000	458	942,644	(78,000)	(2,176)	(7,198)	(43,487)

Issuance of 2,399,012 common shares	72,964		24	72,940
Restricted share grants (97,450 common shares)	—		1	3,344		(3,345)
Amortization of share grants	2,006					2,006
Share grants forfeited (4,000 shares)	8				(129)	129		8
Common shares in deferred comp. plan	82			86	(4)
Purchase of 125,963 treasury shares	(4,561)				(4,561)
Redemption of Series B Preferred Units	—			1,600				(1,600)
Distributions declared ($2.24 per common share)	(100,320)							(100,320)
Preferred distributions declared ($2.24 per preferred share)	(8,453)							(8,453)
Unrealized gain on inv. in securities	191						191
Share options expensed	303			303
Unrealized gain on interest rate hedges	6,705						6,705
Net income	62,423							62,423

Balance at December 31, 2004	$943,589	$100,000	$483	$1,020,917	$(82,694)	$(3,386)	$(302)	$(91,429)

The accompanying notes are an integral part of these consolidated financial statements.

PRENTISS PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)

	Year Ended December 31,
	2004	2003	2002

Net income	$62,423	$59,417	$74,281

Unrealized gains and losses on securities:
Unrealized gains/(losses) arising during the period	191	(83)	(104)
Unrealized gains/(losses) on interest rate hedges:
Unrealized gains/(losses) arising during the period	6,705	8,390	(6,587)
Reclassification adjustment for losses included in earnings	—	263	578

Other comprehensive income	6,896	8,570	(6,113)

Comprehensive income	$69,319	$67,987	$68,168

The accompanying notes are an integral part of these consolidated financial statements.

PRENTISS PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2004	2003	2002

Cash Flows from Operating Activities:
Net income	$62,423	$59,417	$74,281
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests	3,054	10,280	11,183
(Gain)/loss from disposition of discontinued operations	(11,957)	4,457	(8,430)
Gain on sale of land and an interest in real estate partnership	(1,222)	(9,435)	—
Loss on impairment of discontinued operations	—	1,792	2,855
Loss on debt defeasance	5,316	—	—
Loss on investment in securities	420	—	—
Loss on impairment of mortgage loan	2,900	—	—
Provision for doubtful accounts	168	3,563	5,428
Depreciation and amortization	95,988	80,256	73,457
Amortization of deferred financing costs	2,343	2,284	1,832
Earnings in excess of distributions from joint ventures and unconsolidated subsidiaries	(88)	—	(162)
Non-cash compensation	3,370	2,687	1,757
Reclassification of accumulated other comprehensive income	—	263	578
Gain on derivative financial instrument	(323)	(312)	(301)
Changes in assets and liabilities:
Deferred charges and other assets	(7,148)	(2,434)	(3,585)
Accounts receivable	(11,854)	(11,319)	(4,081)
Escrowed cash	2,924	(1,430)	3,191
Other payables/receivables (affiliates)	—	—	2,971
Accounts payable and other liabilities	11,935	(6,444)	(363)

Net cash provided by operating activities	158,249	133,625	160,611

Cash Flows from Investing Activities:
Development/redevelopment of real estate	(15,347)	(11,002)	(26,294)
Purchase of real estate	(241,451)	(181,706)	(113,985)
Purchase of mortgage loan	—	—	(47,000)
Capitalized expenditures for in-service properties	(54,396)	(35,236)	(27,187)
Proceeds from the sale of real estate	151,023	85,116	54,631
Distributions in excess of earnings of joint ventures and unconsolidated subsidiaries	—	315	—
Proceeds from the sale of joint venture interest in a real estate partnership	69,338	—	—
Proceeds from repayment of notes receivable	11,504	—	—
Purchase of interest in Prentiss Properties Resources, Inc.	—	(67)	—
Cash from consolidation of Prentiss Properties Resources, Inc.	—	461	—
Proceeds from the sale of investments	1,107	—	—
Investments in securities and insurance contracts	(782)	(185)	(670)

Net cash used in investing activities	(79,004)	(142,304)	(160,505)

Cash Flows from Financing Activities:
Net proceeds from sale of common shares	66,496	100,801	52,558
Redemption of preferred units	(105,000)	—	(50,535)
Repurchase of operating partnership units	(891)	—	—
Purchase of treasury shares	—	—	(2,472)
Capital contribution from consolidated joint ventures	26,874	190	1,488
Distributions paid to limited partners	(63,397)	(3,347)	(3,320)
Distributions paid to common shareholders	(98,959)	(89,020)	(83,776)
Distributions paid to preferred shareholders	(8,452)	(8,452)	(8,264)
Distributions paid to preferred unitholders	(3,176)	(8,636)	(9,843)
Payment of debt defeasance cost on debt extinguishment	(5,316)	—	—
Proceeds from mortgages and notes payable	824,161	566,685	559,800
Repayments of mortgages and notes payable	(708,944)	(548,677)	(456,507)

Net cash (used in)/provided by financing activities	(76,604)	9,544	(871)

Net change in cash and cash equivalents	2,641	865	(765)
Cash and cash equivalents, beginning of year	5,945	5,080	5,845

Cash and cash equivalents, end of period	$8,586	$5,945	$5,080
Supplemental Cash Flow Information:
Cash paid for interest	$69,127	$69,094	$68,753

The accompanying notes are an integral part of these consolidated financial statements.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(1) The Organization and 2004 Transactions
Organization
     We are a self-administered and self-managed Maryland REIT that acquires, owns, manages, leases, develops and builds primarily office properties throughout the United States. We are self-administered in that we provide our own administrative services, such as accounting, tax and legal, through our own employees. We are self-managed in that we provide all the management and maintenance services that our properties require through our own employees, such as, property managers, leasing professionals and engineers. We operate principally through our operating partnership, Prentiss Properties Acquisition Partners, L.P., and its subsidiaries, and two management service companies, Prentiss Properties Resources, Inc. and its subsidiaries and Prentiss Properties Management, L.P. The ownership of the operating partnership was as follows at December 31, 2004 and 2003:

			Series D Convertible
2004	Common		Preferred
(units in thousands)	Units	%	Units	%

Prentiss Properties Trust	45,063	97.12%	3,774	100.00%
Third Parties	1,335	2.88%	—	0.00%

Total	46,398	100.00%	3,774	100.00%

			Series D Convertible		Series B		Series E
2003	Common		Preferred		Preferred		Preferred
(units in thousands)	Units	%	Units	%	Units	%	Units	%

Prentiss Properties Trust	42,696	96.66%	3,774	100.00%	—	0.00%	—	0.00%
Third Parties	1,475	3.34%	—	0.00%	1,900	100.00%	200	100.00%

Total	44,171	100.00%	3,774	100.00%	1,900	100.00%	200	100.00%

     Our primary business is the ownership and operation of office and industrial properties throughout the United States. Our organization which includes approximately 475 employees consists of a corporate office located in Dallas, Texas and five regional offices each of which operates under the guidance of a member of our senior management team. The following are the 10 markets in which our properties are located with the first market being the location of each regional office:

Region	Market
Mid-Atlantic	Metropolitan Washington, DC
Midwest	Chicago, Suburban Detroit
Southwest	Dallas/Fort Worth, Austin, Denver
Northern California	Oakland, Silicon Valley
Southern California	San Diego, Los Angeles
     As of December 31, 2004, we owned interests in a diversified portfolio of 124 primarily suburban Class A office and suburban industrial properties, the results of which of are consolidated with and into the accounts of operating partnership, as follows:

	Number of	Net Rentable
	Buildings	Square Feet(1)(2)
		(in millions)

Office properties	97	16.0
Industrial properties	27	2.2

Total	124	18.2

(1)	Throughout this form 10-K, we use the term net rentable square feet and define the term as the area of a property for which a tenant is required to pay rent, which includes the actual rentable area plus a portion of the common areas of the property allocated to a tenant. Our calculation of the net rentable square feet as included herein is unaudited.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

(2)	Our consolidated joint venture properties contain approximately 989,000 net rentable square feet, of which the minority interest holders’ pro rata share is 485,000 net rentable feet. Also, we have investments in unconsolidated joint venture properties which consist of 1.6 million net rentable square feet, our pro-rata share of which totals 669,000 net rentable square feet.
     In addition to managing properties that we own, we manage approximately 9.8 million net rentable square feet in office, industrial and other properties for third parties.
     We have determined that our reportable segments are those that are based on our method of internal reporting, which disaggregates our business based upon our five geographic regions. As of December 31, 2004, our reportable segments include (1) Mid-Atlantic; (2) Midwest; (3) Southwest; (4) Northern California; and (5) Southern California.
2004 Transactions
Joint Venture Arrangement
     On January 22, 2004, Prentiss Office Investors, L.P. was established to acquire office properties in our core markets of Washington D.C./Northern Virginia, Chicago, Dallas/Ft. Worth, Northern California and San Diego/Orange County. The partnership was initially wholly owned by the operating partnership and its affiliates and was seeded by the transfer of several recent acquisitions including, 2291 Wood Oak Drive a single office building containing approximately 228,000 net rentable square feet located in Herndon, Virginia, Corporate Lakes III a single office building containing approximately 124,000 net rentable square feet located in Chicago, Illinois and seven office buildings containing approximately 370,000 net rentable square feet located in Carlsbad, California.
     Pursuant to a joint venture agreement, effective February 1, 2004, Stichting Pensioenfonds ABP, a Netherlands based pension fund and unrelated third party, acquired a 49% limited partnership interest in Prentiss Office Investors, L.P. for proceeds totaling $68.9 million. As a result of the transaction, we recorded a gain on sale of $1.2 million. The joint venture is consolidated with and into the accounts of the operating partnership. Proceeds from the transaction were used to repay a portion of the outstanding borrowings under our revolving credit facility.
Acquisitions
     During the year ended December 31, 2004, we acquired, from unrelated third parties, 8 office buildings totaling approximately 2.3 million net rentable square feet as detailed below:

					Net Rentable	Acquisition
			Month of	Number of	Square Feet(1)	Price(2)
Acquired Properties	Segment	Market	Acquisition	Buildings	(in thousands)	(in millions)

Cityplace Center	Southwest	Dallas/Ft. Worth	April 2004	1	1,296	$123.3
The Bluffs(3)	Southern Calif.	San Diego	May 2004	1	69	17.7
5500 Great America Parkway	Northern Calif.	Silicon Valley	May 2004	3	306	34.8
2101 Webster	Northern Calif.	Oakland	Oct. 2004	1	459	65.7
Lakeside I & II(3) (4)	Midwest	Chicago	Oct. 2004	2	198	32.6

				8	2,328	$274.1

(1)	Net rentable square feet defines the area of a property for which a tenant is required to pay rent, which includes the actual rentable area plus a portion of the common areas of the property allocated to a tenant.

(2)	The acquisitions were funded with proceeds from our revolving credit facility, debt assumption, property sales and proceeds generated from the sale of common shares.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(3)	Acquisitions were acquired by Prentiss Office Investors, L.P., the joint venture described above. The net rentable square feet and acquisition price is presented at 100%. Each partner contributed their pro rata share of the purchase price of each property to Prentiss Office Investors, L.P. prior to acquisition.
(4)	Results from operations on these properties are presented as discontinued operations.
     On July 15, 2004, we acquired from an unrelated third party, approximately 7.7 acres of land in Del Mar, California for gross consideration of $15.1 million. The acquisition was funded with proceeds from our revolving credit facility.
Dispositions
     During the year ended December 31, 2004, we sold, to unrelated third parties, 4 industrial buildings, containing approximately 91,000 net rentable square feet and 8 office buildings containing approximately 1.2 million net rentable square feet as detailed below:

					Net Rentable	Gross
			Month of	Number of	Square Feet	Proceeds(1)
Properties Sold	Segment	Market	Disposition	Buildings	(in thousands)	(in millions)

Natomas Corporate Center	Northern Calif.	Sacramento	May 2004	6	566	$80.7
Shadowridge Business Center	Southern Calif.	San Diego	July 2004	4	91	10.2
One Westchase Center	Southwest	Houston	Aug. 2004	1	466	44.2
1800 Sherman Avenue	Midwest	Chicago	Nov. 2004	1	136	18.2

				12	1,259	$153.3

(1)	We recognized a $12.0 million gain on the sale of the properties. Proceeds from the property sales were used to repay a portion of the outstanding borrowings under our revolving credit facility.
Development
     During the year ended December 31, 2004, we transitioned a parcel of land from land held for development to construction in progress. The construction, which has an estimated total project cost of $48.1 million, includes a two building office project located in Del Mar, California and will contain approximately 158,000 net rentable square feet upon completion. The project which is currently 50% pre-leased is owned by Prentiss/Collins Del Mar Heights, LLC, a joint venture, owned 70% by our operating partnership and its affiliates and 30% by Collins Corporate Center, LLC, an unrelated third party. The accounts of Prentiss/Collins Del Mar Heights, LLC are consolidated with and into the accounts of our operating partnership. The December 31, 2004 carrying amount of this development project was $23.4 million.
Financing
     On February 19, 2004, we renewed our $300 million revolving credit facility, including an extension of the maturity date from May 23, 2005 to February 19, 2007. The interest rate on the facility will fluctuate based on our overall leverage with a range between 30-day LIBOR plus 112.5 basis points and 30-day LIBOR plus 160 basis points. The pricing on the renewed facility represents a 12.5 basis point to 15.0 basis point pricing reduction across the leverage grid. The facility was substantially oversubscribed with initial commitments of $370 million. Banking participants in the revolving credit facility include Bank One as Administrative Agent; Bank of America as Syndication Agent; Commerzbank, EuroHypo and Societe General as Documentation Agents; PNC Bank, Sun Trust and Union Bank of California as Co-Agents; and Comerica Bank, KeyBank, Mellon Bank, and SouthTrust Bank as Lenders. On June 25, 2004, we exercised an accordion feature within our revolving credit facility expanding the facility’s overall borrowing capacity from $300 million to $375 million. Other terms of the facility remain unchanged.
     On March 2, 2004, we negotiated an interest rate reduction on our $75.0 million unsecured term loan with Commerzbank AG. The interest rate which is based on overall leverage was reduced from 30-day LIBOR plus 125

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
to 175 basis points to 30-day LIBOR plus 112.5 to 160 basis points. In addition, the term loan which had an original maturity date of March 15, 2006 was extended to March 15, 2009.
     On May 20, 2004, in connection with a real estate sales transaction, we exercised our right to complete a voluntary defeasance of the mortgage loan collateralized by the sold properties. Pursuant to the defeasance, we transferred the mortgage loan with an outstanding principal balance of $35.8 million to an unrelated successor entity. The buyer of the properties transferred proceeds totaling $41.1 million representing the proceeds necessary to acquire U.S. treasuries sufficient to cover the debt service of the mortgage loan from the defeasance date through maturity of the loan. We recognized a loss from debt defeasance of $5.3 million during the period which we included in discontinued operations. The amount used to repay the mortgage loan was funded with proceeds received from the properties sold.
     On July 23, 2004, Prentiss Office Investors, L.P., completed a five-year, $10.7 million loan collateralized by a 69,000 net rentable square foot office building in San Diego, California. The loan, which is interest only until maturity, has an interest rate that fluctuates between 130 and 150 basis points over 30-day LIBOR depending on the property’s occupancy, and matures July 23, 2009. Proceeds from the loan were used to fund a pro rata capital distribution to the joint venture partners based on their ownership interest in Prentiss Office Investors, L.P. Our operating partnership used proceeds received from the capital distribution to repay a portion of the outstanding borrowings under our revolving credit facility.
     On July 29, 2004, Prentiss Office Investors, L.P, completed a five-year $85.0 million loan, collateralized by nine office buildings owned by various subsidiaries of Prentiss Office Investors, L.P. located in Illinois, California and Virginia. The interest rate on the loan is 85 basis points over 30-day LIBOR and the monthly payments are interest only, with the principal of $85.0 million payable at its maturity on August 1, 2009. Proceeds from the loan were used to fund a pro rata capital distribution to the joint venture partners based on their ownership interest in Prentiss Office Investors, L.P. Our operating partnership used proceeds received from the capital distribution to repay a portion of the outstanding borrowings under our revolving credit facility.
     On August 16, 2004, Prentiss/Collins Del Mar Heights, LLC, completed a three-year, $34.0 million construction loan with two one-year extension options to fund a portion of its 158,000 net rentable square foot office development project in Del Mar, California. Construction of the development project commenced during the second quarter of 2004. The loan which has an interest rate of 140 basis points over 30-day LIBOR matures September 1, 2007. The interest rate will drop 10 basis points if certain economic and occupancy targets are achieved. Borrowings under the construction loan, which totaled $8.9 million at December 31, 2004, were used to fund a portion of the development cost incurred to date.
     On October 1, 2004, a $33.2 million, 6.92% fixed rate borrowing collateralized by a building located in Dallas, Texas was open for repayment without penalty. We repaid the outstanding balance using proceeds from our revolving credit facility.
     On October 8, 2004, in connection with a property acquisition, we assumed a $46.0 million, 8.22% amortizing mortgage loan with a maturity date of November 1, 2005. We recorded the debt at $47.7 million representing our estimate of the fair market value of the debt on the date of acquisition. The fair value of the debt was calculated using an effective interest rate of 3.7% which represents our estimate of a market interest rate that we could have achieved on a 1-year collateralized mortgage loan on the date of acquisition.
     On December 21, 2004, Prentiss Office Investors, L.P, completed a five-year $20.0 million loan, collateralized by two office buildings located in Waukegan, Illinois. The interest rate on the loan is 110 basis points over 30-day LIBOR and the monthly payments are interest only, with the principal of $20.0 million payable at its maturity on December 1, 2009. Proceeds from the loan were used to fund a pro rata capital distribution to the joint venture partners based on their ownership interest in Prentiss Office Investors, L.P. Our operating partnership used proceeds received from the capital distribution to repay a portion of the outstanding borrowings under our revolving credit facility.

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     During the period, we repaid approximately $40.4 million of our $70.4 million collateralized term loan scheduled to mature on September 30, 2004. The remaining $30.0 million was extended for a period of three years to mature on September 30, 2007 at 30-day LIBOR plus 115 basis points. The loan was previously collateralized by four properties including Willow Oaks I & II, 8521 Leesburg Pike, and the IBM Call Center. The amendment released the Willow Oaks properties from the collateral pool.
Interest Rate Swap Agreements
     On January 28, 2004, our operating partnership completed two four-year interest rate swaps in a notional amount totaling $50.0 million. The interest rate swap, which effectively locks 30-day LIBOR at 3.819% on $50.0 million of our variable rate borrowings, matures October 1, 2008.
     On March 10, 2004, our operating partnership completed a five-year interest rate swap in the notional amount of $30.0 million. The interest rate swap, which effectively locks 30-day LIBOR at 3.443% on $30.0 million of our variable rate borrowings, matures October 1, 2009.
     On April 26, 2004, our operating partnership completed a five-year interest rate swap in a notional amount of $50.0 million. The interest rate swap, which effectively locks 30-day LIBOR at 3.935% on $50.0 million of our variable rate borrowings, matures May 1, 2009.
     On June 23, 2004, Prentiss Office Investors, L.P., completed a four-year interest rate swap in a notional amount of $70.0 million. The interest rate swap, which effectively locks 30-day LIBOR at 4.139% $70.0 million of future variable rate borrowings, matures August 1, 2008.
Equity
     During the year ended December 31, 2004, 2,496,462 common shares of beneficial interest, par value $.01, were issued. The table below details the common shares issued during the period, common shares placed in or removed from treasury during the period and the common shares outstanding at December 31, 2004:

Common shares outstanding at December 31, 2003	42,613,294

Common shares issued:
Dribble Plan (1)	1,634,300
Share options exercised	612,020
Conversion of operating partnership units	113,200
1996 Share Incentive Plan	97,450
Employees’ Share Purchase Plan	29,683
Dividend Reinvestment and Share Purchase Plan (2)	6,154
Trustees’ Share Incentive Plan	3,655

2,496,462

Common shares placed in/removed from treasury:
Common shares surrendered in connection with share options exercised	(125,963)
Restricted share grants forfeited	(4,000)
Common shares removed from treasury pursuant to our Key Employee Share Option Plan	2,095

Common shares outstanding at December 31, 2004	44,981,888

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

(1)	On June 10, 2002, we entered into a securities sales agreement with Brinson Patrick Securities Corporation which we refer to as the Dribble Plan. Under the Dribble Plan we may sell, with Brinson Patrick acting as our sales agent, up to 3,000,000 of our common shares at the then market price directly to the public. During the year ended December 31, 2004, we issued 1,634,300 common shares through the Dribble Plan resulting in net proceeds of $54.1 million. The proceeds were used to repay a portion of the outstanding borrowings under our revolving credit facility. On May 28, 2004, we entered into an additional securities sales agreement with Brinson Patrick Securities Corporation covering 2,000,000 of our common shares in the form of the Dribble Plan that was adopted on June 10, 2002. Shares will be issuable pursuant to the May 28, 2004 Dribble Plan after all shares have been issued under the original Dribble Plan.

(2)	We have a Dividend Reinvestment and Share Purchase Plan which allows investors an option to purchase common shares by making optional cash investments of $100 to $5,000 in a given month for current shareholders or $500 to $5,000 for persons who are not current shareholders. The plan also allows shareholders to purchase our common shares by reinvesting all or a portion of cash dividends received on our common or preferred shares. Purchases of greater than $5,000 can be accomplished by us granting a waiver to the $5,000 limit. During the year ended December 31, 2004, pursuant to our Dividend Reinvestment and Share Purchase Plan, we issued 6,154 common shares resulting in net proceeds of $214,000. The proceeds were used to repay a portion of the outstanding borrowings under our revolving credit facility.
     On February 4, 2004, pursuant to a unit repurchase agreement between our operating partnership and Brandywine Operating Partnership, L.P., we repurchased from Brandywine Operating Partnership, L.P. our outstanding 7.50% Series E Preferred Units and 26,768 common units held by Brandywine Operating Partnership, L.P. The Series E Preferred Units, which were classified as mandatorily redeemable preferred units, a liability, on our consolidated balance sheet, were repurchased at their liquidation value of $10.0 million plus accrued and unpaid dividends of $70,055. The common units, which were classified within minority interest in operating partnership on our consolidated balance sheet, were repurchased for $891,803 representing a per unit price of $33.316, calculated as the average of the daily market price of our common shares for the 10 consecutive trading days prior to the date of repurchase. Concurrent with the repurchase, Brandywine Operating Partnership, L.P. repaid two promissory notes totaling $8.9 million and accrued and unpaid interest of $282,308 due to our operating partnership. An amount totaling $1.7 million, representing the difference between the units repurchased and the proceeds from the promissory notes was paid by our operating partnership to Brandywine Operating Partnership, L.P. using funds from our revolving credit facility.
     Using proceeds from our revolving credit facility, on February 24, 2004, we repurchased the operating partnership’s outstanding 8.30% Series B Cumulative Redeemable Perpetual Preferred Units, which were classified within minority interest in operating partnership on our consolidated balance sheet, for approximately $96.2 million, which included accrued and unpaid dividends of $1.2 million. An amount totaling $1.6 million representing the original issuance cost of the Series B Cumulative Redeemable Perpetual Preferred Units was subtracted from net income in arriving at net income applicable to common shareholders in accordance with EITF Topic No. D-42.
(2) Summary of Significant Accounting Policies
Principles of Consolidation
     Prentiss Properties Trust does not have any other significant assets, liabilities or operations, other than its investment in the operating partnership and subsidiaries of the operating partnership, nor does it have employees of its own. Except for variable interest entities, all majority-owned subsidiaries and affiliates where we have financial and operating control are included in the consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. Except for variable interest entities in which we have determined that we are the primary beneficiary, investments in real estate joint ventures over which we have the ability to exercise significant influence, but over which we do not have financial or operating control, are accounted for using the equity method of accounting. Accordingly, our share of the earnings of these joint ventures is included

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
in consolidated net income. We consolidate any variable interest entity in which we determine that we are the primary beneficiary.
In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.” In December 2003, the Financial Standards Board issued a revision to FASB Interpretation No. 46, FASB Interpretation No. 46(R). The Interpretation, as revised, requires consolidation of an entity by an enterprise if that enterprise will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both. An entity subject to this Interpretation is called a variable interest entity. The disclosure provisions of this Interpretation, as revised, are effective for financial statements issued after December 31, 2003. Per this Interpretation, as revised, a public entity that is not a small business issuer with a variable interest entity to which the provisions of the Interpretation have not been applied as of December 24, 2003, shall apply this Interpretation no later than the end of the first reporting period that ends after March 15, 2004. However, prior to the required application of this Interpretation, a public entity that is not a small business issuer shall apply this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.
     We have evaluated our investments in Broadmoor Austin Associates and Tysons International Partners and determined that the consolidation of these entities by our operating partnership is not required pursuant to FASB Interpretation No. 46(R). In addition, we evaluated our investment in Prentiss Office Investors, L.P. and Prentiss/Collins Del Mar Heights, LLC and determined that Prentiss Properties Acquisition Partners, L.P. will absorb a majority of the expected losses and receive a majority of the expected residual return of the entities and as a result, in accordance with FASB Interpretation No. 46, as revised, the entities are consolidated with and into the accounts of Prentiss Properties Acquisition Partners, L.P.
Real Estate
     We allocate the purchase price of properties acquired to tangible assets consisting of land and building and improvements, and identified intangible assets and liabilities generally consisting of (i) above- and below-market leases, (ii) in-place leases and (iii) tenant relationships. We allocate the purchase price to the assets acquired and liabilities assumed based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” These fair values are derived as follows:
     Amounts allocated to land are derived from (1) comparable sales of raw land, (2) floor area ratio (FAR) specifics of the land as compared to other developed properties (average land cost per FAR) and (3) our other local market knowledge.
     Amounts allocated to buildings and improvements are calculated and recorded as if the building was vacant upon purchase. We use estimated cash flow projections and apply discount and capitalization rates based on market knowledge. Depreciation is computed using the straight-line method over the estimated life of 30 to 40 years for office buildings and 25 to 30 years for industrial buildings.
     We record above-market and below-market in-place lease values for acquired properties based on the present value (using a market interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease for above-market leases and the initial term plus the term of the fixed rate renewal option, if any for below-market leases. We perform this analysis on a lease (tenant) by lease (tenant) basis. The capitalized above-market lease values are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term plus the term of the fixed rate renewal option, if any, of the respective leases. During the year ended December 31, 2004, we allocated $7.1 million and $2.3 million of the purchase price of real estate acquired to below market and above market lease value which will be amortized over weighted average remaining lease lives of 9 years and 5 years, respectively.

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     Other intangible assets, in-place leases and tenant relationships, are calculated based on an evaluation of specific characteristics of each tenant’s lease. Our estimates of fair value for other intangibles includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. Costs to execute similar leases include leasing commissions, legal and other related costs. The value of in-place leases is amortized to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense. During the year ended December 31, 2004, we allocated $21.1 million and $29.6 million to in-place leases and tenant improvements and leasing commissions which will be amortized over weighted average remaining lease lives of 6 years and 7 years, respectively.
     Based on estimates of the fair value of the components of each real estate property acquired between January 1, 2003 and December 31, 2004, we allocated the purchase price as follows:

	Year Ended December 31,
(in thousands)	2004	2003

Land	$46,597	$33,173
Buildings and improvements	$183,250	$107,506
Tenant Improvements and leasing commissions	$29,641	$28,159
Below market lease value	$(7,122)	$(833)
Above market lease value	$2,342	$3,241
In-place leases	$21,099	$7,425
Above market debt	$(1,651)	$—
     We classify real estate properties, leasehold improvements and land holdings as long-lived assets held for sale or long-lived assets to be held and used. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we record assets held for sale at the lower of the carrying amount or fair value, less cost to sell. With respect to assets classified as held and used, we periodically review these assets to determine whether our carrying amount will be recovered. All of our long-lived assets were classified as held and used at December 31, 2004. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. We recognize an impairment loss to the extent the carrying amount is not recoverable. The impairment loss is the amount by which the carrying amount exceeds fair value.
     As discussed above, we depreciate our buildings and improvements using the straight-line method over an estimated useful life of 30 to 40 years for office buildings and 25 to 30 years for industrial buildings. Interest expense and other directly related expenses incurred during construction periods are capitalized and depreciated commencing with the date the building is placed in service, on the same basis as the related asset. For the years ended December 31, 2004, 2003 and 2002, capitalized interest costs totaled $659,000, $416,000 and $3.4 million, respectively.
     Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized and depreciated over their estimated useful life. The cost and related accumulated depreciation for assets sold or retired are removed from the accounts with the resulting gain or loss reflected in net income for the period.
Deferred Charges
     Leasing costs and leasehold improvements are deferred and amortized on a straight-line basis over the terms of the related lease. Deferred financing costs are recorded at cost and are amortized using the effective interest method over the life of the related debt. Other deferred charges are amortized over terms applicable to the expenditure.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
Allowance for Doubtful Accounts
     Accounts receivable are reduced by an allowance for amounts that we estimate to be uncollectible. Our receivable balance is comprised primarily of accrued rental rate increases to be received over the life of in-place leases as well as rents and operating cost recoveries due from tenants. We regularly evaluate the adequacy of our allowance for doubtful accounts considering such factors as credit quality of our tenants, delinquency of payment, historical trends and current economic conditions. We reserve all outstanding receivables that are 90-days past due along with a portion of the remaining receivable balance that we feel is uncollectible based on our evaluation of the outstanding receivable balance. In addition, we increase our allowance for doubtful accounts for accrued rental rate increases, if we determine such future rent is uncollectible.
Cash and Cash Equivalents
     Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less from the date of purchase. The majority of our cash and cash equivalents are held at major commercial banks which may from time to time exceed the Federal Deposit Insurance Corporation limit of $100,000. We have not experienced any losses to date on our invested cash.
Escrowed Cash
     Escrowed cash includes amounts established pursuant to certain agreements for real estate purchase and sale transactions and real estate tax, insurance and capital reserve deposits required pursuant to certain of our mortgage loan agreements.
Investments in Securities
     At December 31, 2004, Investments in securities consist of investments in marketable securities held pursuant to our Key Employee Share Option Plan. We account for our investments in securities as “available for sale” in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Any decline in market value that is deemed to be other than temporary is recognized as a realized loss in the determination of net income for the period. No such realized loss has been recognized to date. Any change in the market value of the investments which is deemed temporary is included as an unrealized gain or loss in accumulated other comprehensive income on our consolidated balance sheet. At December 31, 2004, we have an accumulated unrealized gain of approximately $369,000 from our investments in securities. The unrealized gain is presented in accumulated other comprehensive income in our consolidated statement of changes in shareholders’ equity. In addition to the investments in marketable securities held pursuant to our Key Employee Share Option Plan, at December 31, 2003, we held a $423,000 investment in Narrowcast Communications Corporation, a provider of an electronic tenant information service known as Elevator News Network. The investment in Narrowcast Communications Corporation was carried at cost as it was not considered a marketable security under Statement of Financial Accounting Standards No. 115. During the year ended December 31, 2004, we received a return of our investment of approximately $3,000 and recorded a loss on investment of approximately $420,000.
Investment in Insurance Contracts
     Investments in insurance contracts consist of investments held pursuant to our Executive Choice Deferred Compensation Plan as described in Note (16). We account for our investments in insurance contracts at the cash surrender value of the contracts at each balance sheet date in accordance with FASB Technical Bulletin No. 85-4, “Accounting for Purchase of Life Insurance.”

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
Investments in Unconsolidated Joint Ventures
     Except for ownership interest in a variable interest entity, we account for our investments in joint ventures using the equity method of accounting because we exercise significant influence over, but do not control these entities. These investments are recorded initially at cost and are adjusted for our share of equity in earnings, cash contributions and distributions. We report our share of income and losses based on our ownership interest in the entities. Any decline in market value that is deemed to be other than temporary is recognized as an impairment in equity in income of joint ventures. Any excess of carrying amount of our non-controlling interests over the book value of the underlying equity is amortized over 40 years from the date of purchase. For the three years ended December 31, 2004, we recognized amortization expense totaling approximately $254,000 per year.
Income Taxes
     We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our taxable income that is distributed to our shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.
     Effective January 1, 2003, our operating partnership acquired for approximately $67,000, the voting stock of Prentiss Properties Resources, Inc., from Ampulla, LLC, a single member limited liability company owned by Michael V. Prentiss, Chairman of the Board of Prentiss Properties Trust. Prentiss Properties Resources, Inc. was incorporated in March 2001 to serve as a Taxable REIT Subsidiary and provide management and other services to our operating partnership and third-party clients. The management services business serves a broad base of clients, including major financial institutions and pension funds, large corporate users, real estate advisory firms and real estate investment groups. Through Prentiss Properties Resources, Inc. we offer a full range of fee-based services, including property management, leasing, tenant construction, insurance, accounting, tax, acquisition, disposition, facilities management, and corporate and asset management services. Prior to this transaction, we owned a 98% non-voting interest and accounted for our interest in Prentiss Properties Resources, Inc. using the equity method of accounting. Subsequent to this transaction, the operating partnership owns 100% of Prentiss Properties Resources, Inc. and we consolidate the accounts of Prentiss Properties Resources, Inc. with and into the accounts of the operating partnership. Taxable income from Prentiss Properties Resources, Inc. is subject to federal, state and local taxes.
Leases
     We, as lessor, have retained substantially all the risks and benefits of ownership and account for our leases as operating leases.
Revenue Recognition
     In accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” income on leases which includes scheduled rental rate increases over the lease term is recognized on a straight-line basis. Income received from tenants for early lease terminations is recognized as earned.
     Service business fees and other income items received are recognized as earned. Leasing fees are generally recognized upon tenant occupancy of the leased premises unless such fees are irrevocably due and payable upon lease execution, in which case recognition occurs on the lease execution date. Included in our service business and other income is interest income from cash deposits and notes receivable of $828,000, $1.8 million and $2.0 million for the years ended December 31, 2004, 2003, and 2002, respectively.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
Mandatorily Redeemable Preferred Units
     In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which defines a mandatorily redeemable financial instrument as a financial instrument issued in the form of shares which embodies an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date or upon an event certain to occur. Due to the redemption provisions of our Series E Preferred Units, in accordance with Statement No. 150 we classified our Series E Preferred Units as mandatorily redeemable and thus a liability on our consolidated balance sheet at December 31, 2003. On February 4, 2004 the Series E Preferred Units were repurchased at their liquidation value.
Distributions
     We pay regular quarterly distributions to the holders of our outstanding common shares. These distributions are dependent on distributions from our operating partnership. The holders of our Series D Convertible Preferred Shares receive a quarterly dividend per share equal to the per share distribution paid on our common shares.
     Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal tax purposes, primarily in the estimated useful lives used to compute depreciation, timing of the recognition of capital gain or loss transactions, changes in our allowance for doubtful accounts, and the recognition of rental income on a straight-line basis for financial reporting purposes.
Minority Interest
     Minority interest in the operating partnership represents the limited partners’ proportionate share of the equity in our operating partnership. The operating partnership pays a regular quarterly distribution to the holders of common units. Income is allocated to minority interest based on the weighted average percentage ownership during the year.
     Minority interest in real estate partnerships represents the other partners’ proportionate share of the equity in certain real estate partnerships. We have determined that either our operating partnership is the primary beneficiary of those real estate partnerships determined to be variable interest entities or that our operating partnership holds financial and operating control over those real estate partnerships determined not to be variable interest entities and thus, consolidates the accounts with and into the accounts of the operating partnership. Income is allocated to minority interest based on the weighted average percentage ownership during the year.
Concentration of Credit Risk
     We place cash deposits at major banks. We believe that through our cash investment policy, the credit risk related to these deposits is minimal.
Use of Estimates in the Preparation of Financial Statements
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from our estimates.

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
Fair Value of Financial Instruments
     Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures about the fair value of financial instruments whether or not such instruments are recognizable in the balance sheet. Our financial instruments include receivables, cash and cash equivalents, escrowed cash, investments in securities, accounts payable, other accrued expenses, mortgages and notes payable and interest rate hedge agreements. The fair values of these financial instruments, other than the fixed rate mortgages and notes payable, are not materially different from their carrying or contract amounts. We estimate the fair value of our consolidated fixed rate mortgages and notes payable to exceed the carrying amount by $41.6 million at December 31, 2004.
Fair Value of Derivative Instruments
     Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, beginning January 1, 2001, establishes accounting and reporting standards for derivative instruments. Specifically it requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and to measure those instruments at fair value. Changes in fair value will affect either shareholders’ equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes.
     During 2004, we recorded an increase in the fair value of our derivatives of $7.0 million. The increase of fair value was recorded as a credit of $6.7 million to other comprehensive income, and a gain in current period earnings of approximately $323,000.
     On December 31, 2004, our derivative financial instruments were reported at their fair value as a liability of $3.8 million and an asset of $2.8 million. We have accumulated unrealized losses of $3.5 million and accumulated unrealized gains of $2.8 million presented in accumulated other comprehensive income on our consolidated balance sheet.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
Earnings Per Share
     We calculate earnings per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share,” which requires a dual presentation of basic and diluted earnings per share on the face of the income statement. Additionally, the statement requires a reconciliation of the numerator and denominator used in computing basic and diluted earnings per share. The table below presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share for the years ended December 31, 2004, 2003 and 2002:

(in thousands, except per share data)

Reconciliation of the numerator used for basic earnings per share	2004	2003	2002

Income from continuing operations	$42,037	$36,915	$39,347
Preferred dividends	(10,052)	(8,452)	(8,358)
Gain on sale of land and an interest in a real estate partnership	1,222	9,435	—

Income from continuing operations applicable to common shareholders	$33,207	$37,898	$30,989

Discontinued operations	19,164	13,067	34,934

Net income applicable to common shareholders	$52,371	$50,965	$65,923

Reconciliation of the denominator used for basic earnings per share

Weighted average number of common shares outstanding	44,330	40,068	38,409

Basic earnings per common share	$1.18	$1.27	$1.72

Reconciliation of the numerator used for dilutive earnings per share

Income from continuing operations	$42,037	$36,915	$39,347
Preferred dividends	(10,052)	(8,452)	(8,358)
Gain on sale of land and an interest in a real estate partnership	1,222	9,435	—

Income from continuing operations applicable to common shareholders	$33,207	$37,898	$30,989

Discontinued operations	19,164	13,067	34,934

Net income applicable to common shareholders	$52,371	$50,965	$65,923

Reconciliation of the denominator used for dilutive earnings per share

Weighted average common shares outstanding	44,330	40,068	38,409
Preferred shares (1)	—	—	—
Options	127	181	240
Share grants	72	21	—

Weighted average number of common shares and common share equivalents outstanding	44,529	40,270	38,649

Diluted earnings per common share	$1.18	$1.27	$1.71

(1) The following securities were not included in the diluted earnings per share computation because they would have had an antidilutive effect.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

	Weighted Average	Year Ended
(in thousands, except per share data)	Exercise Price	2004	2003	2002

Share options	29.51	—	15	—
Share options	29.99	—	37	—
Share options	31.35	—	37	37
Series D Convertible
Preferred Shares		3,774	3,774	3,774

Total		3,774	3,863	3,811

Accounting for Share-Based Compensation
     In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” The statement amends Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” expanding disclosure requirements and providing alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock or share-based employee compensation.
     On January 1, 2003, we adopted the fair value based method of accounting as prescribed by statement of Financial Accounting Standards No. 123, as amended, for our share-based compensation plans and have elected to apply this method on a prospective basis as prescribed in Financial Accounting Standards No. 148. The prospective basis requires that we apply the fair value based method of accounting to all awards granted, modified or settled after the beginning of the fiscal year in which we adopt the accounting method.
     Historically, we applied the intrinsic value based method of accounting as prescribed by APB Opinion 25 and related Interpretations in accounting for our share-based awards. Had we fully adopted Statements of Financial Accounting Standards No. 123, for awards issued prior to January 1, 2003, it would have changed our method for recognizing the cost of our plans. Had the compensation cost for our share-based compensation plans been determined consistent with Statement of Financial Accounting Standards No. 123, our net income and net income per common share for 2004, 2003, and 2002 would approximate the pro forma amounts below:

	Year Ended
(amounts in thousands, except per share data)	2004	2003	2002

Net income applicable to common shareholders as reported	$52,371	$50,965	$65,923
Add: Share-based employee compensation expense included therein	2,714	1,959	1,632
Deduct: Total share-based employee compensation expense determined under fair value method for all awards	(2,795)	(2,237)	(2,155)

Pro Forma net income applicable to common shareholders	$52,290	$50,687	$65,400

Earnings per share:
Basic — as reported	$1.18	$1.27	$1.72

Basic — pro forma	$1.18	$1.27	$1.70

Diluted — as reported	$1.18	$1.27	$1.71

Diluted — pro forma	$1.17	$1.26	$1.69

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(3)	Deferred Charges and Other Assets, Net
     Deferred charges and other assets consisted of the following at December 31, 2004 and 2003:

	(in thousands)
	2004	2003

Deferred leasing costs and tenant improvements	$311,320	$276,926
In-place leases	27,910	7,425
Above market lease values, net of amortization	5,666	3,324
Deferred financing costs	14,568	14,870
Prepaids and other assets	11,610	8,920

	371,074	311,465
Less: accumulated amortization	(110,791)	(101,045)

	$260,283	$210,420

(4)	Notes Receivable
     Our notes receivable balance of $1.5 million at December 31, 2004 is the result of a real estate transaction that included a non-recourse promissory note totaling $4.4 million, collateralized by a real estate property sold, maturing March 1, 2005, bearing interest at 7.95% per annum and requiring interest only payments until maturity. On December 22, 2004, we received correspondence from the borrower indicating an inability to fulfill their total obligation under the note. Due to the fact that our note receivable is subordinate to a first mortgage totaling approximately $12.0 million, we initiated an evaluation of the underlying real estate. Our evaluation was to determine whether the fair value of the property, less cost to sell would be sufficient to satisfy both the first mortgage and our note receivable. In our opinion, the fair value of the underlying real estate would not be sufficient to satisfy both the first mortgage and our note receivable and thus in the preparation of our financial statements, we recognized a $2.9 million write-down of the note. The resulting $1.5 million note receivable balance represents our estimate of the present value of the expected future cash flows to be received under the note.
(5)	Accounts Receivable, Net
     Accounts receivable consisted of the following at December 31, 2004 and 2003:

	(in thousands)
	2004	2003

Rents and services	$10,449	$12,322
Accruable rental income	50,721	44,137
Other	809	939

	61,979	57,398
Less: allowance for doubtful accounts	(6,207)	(9,986)

	$55,772	$47,412

     Accruable rental income represents rental income recognized on a straight-line basis in excess of rental revenue accrued in accordance with individual lease agreements.
     On June 30, 1999, we loaned $4.2 million to various key employees as part of our long-term incentive plan to retain such employees. The funds were used to purchase common shares of the company in the open market. The loans are full recourse notes, which accrue interest quarterly at a fixed rate of 7.0% and have a term of five years. Interest payments are due quarterly. The loan balances were to be forgiven, contingent upon each key employees’ continued employment with us, in the following manner: one-third of the principal balance was forgiven at the end of the third year of the loan term, one-third was forgiven at the end of the fourth year of the loan term, and the remaining principal balance was forgiven in June 2004 concurrent with the end of the fifth year of the loan term.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(6)	Investments in Unconsolidated Joint Ventures and Unconsolidated Subsidiaries
     The following information summarizes the financial position at December 31, 2004 and 2003 and the results of operations for the years ended December 31, 2004, 2003 and 2002 for the investments in which we held an unconsolidated interest during the periods presented:

							Company’s
Summary of Financial Position:	Total Assets		Total Debt (7)		Total Equity		Investment

	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands)	2004	2003	2004	2003	2004	2003	2004	2003

Broadmoor Austin Associates(1)	$97,962	$103,334	$131,979	$138,552	$(34,814)	$(35,991)	$4,217	$3,882
Tysons International Partners(2)	89,268	95,186	59,113	59,914	28,914	34,213	8,726	9,226
Other Investments(3)	—	—	—	—	—	—	—	1,107

							$12,943	$14,215

								Company’s
Summary of Operations:		Total Revenue			Net Income/(Loss)		Share of Net Income/(Loss)

(in thousands)	2004	2003	2002	2004	2003	2002	2004	2003	2002

Broadmoor Austin Associates	$20,015	$20,093	$20,118	$5,058	$4,586	$4,295	$2,529	$2,293	$2,148
Burnett Plaza Associates(4)	—	—	4,302	—	—	960	—	—	192
PPS Partners LLC(5)	—	—	44	—	—	(13)	—	—	(10)
Prentiss Properties Resources, Inc.(6)	—	—	14,075	—	—	664	—	—	651
Tysons International Partners	11,985	12,960	13,092	(399)	1,052	692	(100)	262	173

							$2,429	$2,555	$3,154

(1)	We own a 50% non-controlling interest in Broadmoor Austin Associates, an entity, which owns a seven-building, 1.1 million net rentable square foot office complex in Austin, Texas.

(2)	We own a 25% non-controlling interest in Tysons International Partners, an entity, which owns two office properties containing 452,000 net rentable square feet in the Northern Virginia area.

(3)	Prior to April 14, 2004, we owned a 1% interest in certain real estate entities accounted for using the cost method of accounting. On April 14, 2004, we sold our interest to Brandywine Realty Trust for proceeds totaling $1.1 million, equaling our carrying amount of our investment at the date of sale.

(4)	Prior to March 2002, we owned a 20% non-controlling interest in Burnett Plaza Associates, an entity, which owns a 1.0 million net rentable square foot office building in downtown Fort Worth, Texas. On March 7, 2002, we acquired the remaining 80% interest in Burnett Plaza Associates. The summary of operations above includes the results of operations for the periods prior to our acquisition of a controlling interest on March 7, 2002.

(5)	PPS Partners LLC was a joint venture between our operating partnership and a third-party property owner. The third-party property owner contributed property management contracts to PPS Partners LLC. Our operating partnership through a sub-management contract managed the properties and participated in the net income of the joint venture. Effective October 2001, our operating partnership resigned the management duties of the properties.

(6)	On March 28, 2001, Prentiss Properties Resources, Inc. was incorporated under the General Corporation Law of the State of Delaware to serve as a Taxable REIT Subsidiary and provide services to our operating partnership. On March 29, 2001, Prentiss Properties Resources, Inc. acquired our interest in Prentiss Properties Limited, Inc., valued at $3.9 million, along with certain other assets with a carrying amount of approximately $2.5 million. At December 31, 2002, our operating partnership held a 98% economic interest and 0% voting interest in Prentiss Properties Resources, Inc. Effective January 1, 2003, our operating partnership acquired the remaining 2% interest in Prentiss Properties Resources, Inc. for total consideration of approximately $67,000. The summary of operations above includes the results of operations for the period prior to our acquisition of a controlling interest on January 1, 2003.

(7)	The mortgage debt, all of which is non-recourse, is collateralized by the individual real estate property or properties within each venture.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(7)	Mortgages and Notes Payable
     At December 31, 2004, we had mortgage and notes payable of $1.19 billion, excluding our proportionate share of debt from our unconsolidated joint ventures.
     The following table sets forth our mortgages and notes payable as of December 31, 2004 and 2003:

	(in thousands)

Description	2004	2003	Amortization	Interest Rate(1)	Maturity

Revolving credit facility	$217,500	$111,000	None	LIBOR+1.250%	February 19, 2007
PPREFI portfolio loan (2)	180,100	180,100	None	7.58%	February 26, 2007
High Bluffs construction loan	8,929	—	None	LIBOR+1.400%	September 1, 2007
Collateralized term loan — Union Bank of Calif.(3)	30,000	70,813	None	LIBOR+1.150%	September 30, 2007
Unsecured term loan — Eurohypo I	100,000	100,000	None	LIBOR+1.250%	May 22, 2008
Unsecured term loan — Commerz	75,000	75,000	None	LIBOR+1.250%	March 15, 2009
Unsecured term loan — Eurohypo II	13,760	14,000	30 yr	7.46%	July 15, 2009
Collateralized term loan — Mass Mutual (4)	85,000	—	None	LIBOR+0.850%	August 1, 2009
Variable rate mortgage notes payable (5)	96,700	66,000	None	(6)	(6)
Fixed rate mortgage notes payable (7)	384,922	412,122	(8)	(8)	(8)

	$1,191,911	$1,029,035

(1)	30-day LIBOR was 2.40% at December 31, 2004.

(2)	The PPREFI portfolio loan is collateralized by 36 properties with an aggregate net book value of real estate of $236.9 million.

(3)	The term loan is collateralized by two properties with an aggregate net book value of real estate of $18.4 million.

(4)	The term loan is collateralized by 9 properties with an aggregate net book value of real estate of $107.7 million.

(5)	The variable rate mortgage loans are collateralized by 4 buildings with an aggregate net book value of $126.4 million.

(6)	Interest rates on our variable rate mortgages range from 30-day LIBOR plus 110 basis points to 30-day LIBOR plus 150 basis points. Maturity dates range from July 2005 through December 2009.

(7)	The fixed rate mortgage loans are collateralized by 22 buildings with an aggregate net book value of $488.7 million.

(8)	The effective interest rates for our fixed rate mortgages range from 3.70% to 8.05% with a weighted average effective interest rate of 7.14% at December 31, 2004. Maturity dates range from November 2005 through June 2013 with a weighted average maturity of 5.6 years from December 31, 2004.
     Our future scheduled principal repayments on our mortgages and notes payable are as follows:

Years ending December 31:	(in thousands)

2005	$118,308
2006	9,704
2007	448,610
2008	106,048
2009	250,111
Thereafter	259,130

$1,191,911

     Under our loan agreements, we are required to satisfy various affirmative and negative covenants, including limitations on total indebtedness, total collateralized indebtedness and cash distributions, as well as obligations to maintain certain minimum tangible net worth and certain minimum interest coverage ratios. We were in compliance with these covenants at December 31, 2004.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(8)	Interest Rate Hedges
     In the normal course of business, we are exposed to the effect of interest rate changes. We limit our interest rate risk by following established risk management policies and procedures including the use of derivatives. For interest rate exposures, derivatives are used to hedge against rate movements on our related debt.
     To manage interest rate risk, we may employ options, forwards, interest rate swaps, caps and floors or a combination thereof depending on the underlying exposure. We undertake a variety of borrowings from credit facilities, to medium- and long-term financings. To hedge against increases in interest cost, we use interest rate instruments, typically interest rate swaps, to convert a portion of our variable-rate debt to fixed-rate debt.
     On the date we enter into a derivative contract, we designate the derivative as a hedge of (a) the exposure to changes in the fair value of a recognized asset or liability (fair-value hedge) or (b) the variability of cash flows that are to be received or paid in connection with (i) a recognized asset or liability or (ii) a forecasted transaction (cash flow hedges). Currently, we have only entered into derivative contracts designated as cash flow hedges. These agreements involve the exchange of amounts based on a variable interest rate for amounts based on fixed interest rates over the life of the agreement based upon a notional amount. The difference to be paid or received as the interest rates change is recognized as an adjustment to interest expense. The related amount payable to or receivable from counterparties is included in accounts payable and other liabilities. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge, to the extent that the hedge is effective, are recorded in other comprehensive income, until earnings are affected by the variability of cash flows of the hedged transaction (e.g. until periodic settlements of a variable-rate asset or liability are recorded in earnings). Any hedge ineffectiveness (which represents the amount by which the gains or losses of the derivative exceed the gains or losses of the hedged instrument) is recorded in current-period earnings. Gains or losses from a fair-value hedge, as well as the related gains or losses from the hedged item are recognized currently in earnings.
     We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to (1) specific assets and liabilities on the balance sheet or (2) specific firm commitments or forecasted transactions. We also formally assess (both at the hedge’s inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. When it is determined that a derivative is not (or has ceased to be) highly effective as a hedge, we discontinue hedge accounting prospectively, as discussed below.
     We discontinue hedge accounting prospectively when (1) we determine that the derivative is no longer effective in offsetting changes in the cash flows of a hedged item (including hedged items such as firm commitments or forecasted transactions); (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; (4) a hedged firm commitment no longer meets the definition of a firm commitment; or (5) management determines that designating the derivative as a hedging instrument is no longer appropriate.
     When we discontinue hedge accounting because it is no longer probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated other comprehensive income and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is probable that a forecasted transaction will not occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gains and losses that were accumulated in other comprehensive income will be recognized immediately in earnings. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, we will carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current-period earnings.
     To determine the fair value of derivative instruments, we use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For our derivatives, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost, and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     Over time, the unrealized gains and losses held in accumulated other comprehensive income will be reclassified to earnings. This reclassification is consistent with when the hedged items are recognized in earnings. Within the next twelve months, we expect to reclassify to earnings approximately $1.9 million of unrealized losses and $987,000 of unrealized gains of the current balances held in accumulated other comprehensive income.
     The following table summarizes the notional values and fair values of our derivative financial instruments at December 31, 2004. The notional value provides an indication of the extent of our involvement in these instruments as of the balance sheet date, but does not represent exposure to credit, interest rate or market risks.

	Swap Rate	Swap Rate Received
Notional	Paid	(Variable) at
Amount	(Fixed)	December 31, 2004	Swap Maturity	Fair Value

				(in thousands)
$25.0 million	4.345%	2.400%	July 2005	$(212)
$15.0 million	4.345%	2.400%	July 2005	(127)
$20.0 million	5.985%	2.400%	March 2006	(676)
$30.0 million	5.990%	2.400%	March 2006	(1,015)
$50.0 million	2.270%	2.400%	August 2007	1,500
$25.0 million	2.277%	2.400%	August 2007	746
$70.0 million(1)	4.139%	2.400%	August 2008	(1,136)
$30.0 million	3.857%	2.400%	September 2008	(175)
$30.0 million	3.819%	2.400%	October 2008	(134)
$20.0 million	3.819%	2.400%	October 2008	(89)
$50.0 million	3.935%	2.400%	May 2009	(286)
$30.0 million	3.443%	2.400%	October 2009	558

Total				$(1,046)

(1)	The interest rate swap agreement was executed by our Prentiss Office Investors, L.P. joint venture.
     Cash payments made under our interest rate hedges exceeded cash receipts from our interest rate hedges by $10.6 million, $9.7 million and $8.2 million for the years ended December 31, 2004, 2003, and 2002 respectively.
(9)	Accounts Payable and Other Liabilities
     Accounts payable and other liabilities consisted of the following at December 31, 2004 and 2003:

	(in thousands)
	2004	2003

Accrued interest expense	$5,685	$5,618
Accrued real estate taxes	28,178	24,764
Advance rent and deposits	20,010	18,067
Deferred compensation liability	6,516	4,941
Below market lease values, net of amortization	8,319	2,625
Other liabilities	36,596	28,351

	$105,304	$84,366

(10)	Distributions Payable
     In December 2004, we declared a cash distribution for the fourth quarter of 2004 in the amount of $.56 per share, payable on January 7, 2005, to common shareholders of record on December 27, 2004. Additionally, it was determined that a distribution of $.56 per unit would be made to the partners of our operating partnership and the holders of our Series D Convertible Preferred Shares. The distributions totaled $28.1 million and were paid January 7, 2005.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(11)	Leasing Activities
     Our future minimum lease payments (excluding operating expense reimbursements) to be received, under non-cancelable operating leases in place at December 31, 2004, which expire on various dates through 2022, are as follows:

Years ending December 31:	(in thousands)

2005	$298,648
2006	274,115
2007	236,013
2008	190,159
2009	157,308
Thereafter	347,152

$1,503,395

The geographic concentration of the future minimum lease payments to be received is detailed as follows:

Market	(in thousands)

Dallas/Fort Worth	$371,879
Metro. Washington, DC	355,677
Chicago	254,918
Oakland	173,100
San Diego	137,346
Austin	88,220
Denver	42,214
Silicon Valley	31,640
Suburban Detroit	25,179
Los Angeles	23,222

$1,503,395

     For the years ended December 31, 2004, 2003, and 2002 no individual tenant accounted for more than 10% of our total rental income.
(12)	Supplemental Disclosure of Non-Cash Investing and Financing Activities
     Distributions totaling $28.1 million payable to holders of common shares, operating partnership units and Series D Convertible Preferred Shares were declared in December 2004. The distributions were paid in January 2005.
     Pursuant to our long-term incentive plan, during the year ended December 31, 2004, we issued 97,450 restricted share grants to various key employees. The shares, which had a market value of approximately $3.3 million based upon the per share price on the date of grant, were classified as unearned compensation and recorded in the shareholders’ equity section of the consolidated balance sheet. The unearned compensation is amortized quarterly as compensation expense over the three-year vesting period.
     During the year ended December 31, 2004, 113,200 common shares were issued pursuant to the conversion of 113,200 common units of our operating partnership. The common shares had a market value of approximately $4.2 million on the conversion date.
     During the year ended December 31, 2004, we marked-to-market our investments in securities and our interest rate hedges. During the year ended December 31, 2004, we recorded unrealized gains of $191,000 and $6.7 million on our investments in securities and interest rate hedges, respectively.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     During the year ended December 31, 2004, common shares in treasury increased by $4.7 million, primarily related to an increase of $4.6 million attributable to 125,963 common shares surrendered as payment of the exercise price and statutory tax withholdings for certain share options exercised during the period and $129,000, representing forfeiture of 4,000 restricted share grants.
     In connection with the acquisitions during the year ended December 31, 2004, we recorded other assets of $478,000, escrowed cash of $595,000 and assumed liabilities of approximately $2.8 million. As a result of property sales during the year ended December 31, 2004, we removed approximately $3.3 million, $601,000 and $237,000 of receivables, other assets and liabilities, respectively.
(13)	Related Party Transactions
     On March 28, 2001, Prentiss Properties Resources, Inc. was incorporated under the General Corporation Law of the State of Delaware to serve as a Taxable REIT Subsidiary and provide management services to our operating partnership. Our operating partnership held a 98% economic interest and 0% voting interest in Prentiss Properties Resources, Inc. Effective January 1, 2003, our operating partnership acquired the remaining 2% interest in Prentiss Properties Resources, Inc., for gross consideration of approximately $67,000. As a result, beginning January 1, 2003, the accounts of Prentiss Properties Resources, Inc. are consolidated with and into the accounts of our operating partnership.
     Prentiss Properties Resources, Inc. and its subsidiaries incurred certain personnel and other overhead-related expenses on behalf of our operating partnership. In 2002, the year prior to consolidation the overhead related expenses totaled $4.6 million.
(14)	Capital Shares
     Our board of trustees is authorized to provide for the issuance of 100,000,000 common shares and 20,000,000 preferred shares in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.
     As of December 31, 2004, 45,062,840 and 3,773,585 common shares and Series D Convertible Preferred Shares were issued and outstanding, respectively. Of the 45,062,840 common shares, 80,952 common shares were held pursuant to our Key Employee Share Option Plan and classified as common shares in treasury on our consolidated balance sheet. The Series D Convertible Preferred Shares are convertible at the holder’s option on a one-for-one basis into our common shares, subject to certain adjustments. Effective December 29, 2005, the Series D Convertible Preferred Shares become redeemable at our option.
     At the operating partnership level, 46,397,771 common units were issued and outstanding at December 31, 2004. The units included 45,062,840 held by Prentiss Properties Trust and 1,334,931 held by limited partners of our operating partnership. The 1,334,931 common units are redeemable at the option of the holder for a like number of common shares, or at our option, the cash equivalent thereof and are accounted for as minority interest in operating partnership on our consolidated balance sheet.
(15)	Share Incentive Plans
     We have two separate share-based incentive compensation plans both of which are approved by our shareholders. The plans include (1) a trustees’ share incentive plan and (2) an employees’ share incentive plan. Under the plans, we are authorized to issue common shares or cash pursuant to awards granted in the form of (1) non-qualified share options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended; (2) restricted or non-restricted shares; (3) share appreciation rights; and (4) performance shares. Awards may be granted to selected employees and trustees of our company or an affiliate of our company.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
The Trustees’ Plan
     Under the trustees’ plan, we are authorized to issue awards with respect to a maximum of 550,000 shares. Annually on the first business day of July we grant to each independent trustee non-qualified share options to purchase 7,500 of our common shares. The options are 100% vested at grant and, therefore, expensed upon issuance. In 2004, we issued to the independent trustees, a total of 37,500 non-qualified share options.
     On the first business day of each fiscal quarter, we issue to each independent trustee common shares having an aggregate value of $6,250, based on the per share fair market value of the common shares on the date of grant. The common shares are 100% vested at grant and, therefore, expensed upon issuance. A total of 3,655, 4,300 and 4,625 common shares were granted pursuant to the plan during the years ended December 31, 2004, 2003, and 2002, respectively.
     At December 31, 2004, we had 229,925 common shares that remain available for future issuance under our trustees’ plan.
The Employees’ Plan
     Under the employees’ plan, we are authorized to issue awards with respect to a maximum of 6,500,000 common shares. Awards may be granted to employees of our operating partnership or management service companies. No participant may be granted, in any calendar year, awards in the form of share options or share appreciation rights with respect to more than 390,000 common shares or restricted share awards for more than 50,000 common shares. We have broad discretion in determining the vesting terms and other terms applicable to awards granted under the plan.
     The exercise price of each option granted during 2004 was equal to the per share fair market value of our common shares on the date of grant. Under the employees’ plan, during the years ended December 31, 2004, 2003 and 2002, we granted 240,650, 271,000 and 206,508 options which vest 33-1/3% per year on each anniversary of the date of grant, commencing with the first anniversary of the date of grant. In addition during 2004, 2003 and 2002 we issued 97,450, 93,250 and 30,600 restricted shares which vest 100% on the third anniversary of the date of grant.
     At December 31, 2004, we had 1,775,119 common shares that remain available for future issuance under our employees’ plan.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     A summary of the status of our options as of December 31, 2004, 2003 and 2002 and the changes during the years ended on those dates is presented below:

	2004		2003		2002

	# Shares of	Weighted average	# Shares of	Weighted average	# Shares of	Weighted average
	underlying options	exercise price	underlying options	exercise price	underlying options	exercise price

Outstanding at beginning of the year	984,456	$26.45	1,421,514	$24.93	2,179,175	$23.65
Granted	278,150	$34.10	308,500	$26.73	244,000	$28.43
Exercised	612,020	$26.00	745,558	$23.66	997,661	$23.01
Forfeited	3,335	$28.09	—	$—	4,000	$26.24
Expired	—	$—	—	$—	—	$—

Outstanding at end of year	647,251	$30.11	984,456	$26.45	1,421,514	$24.93
Exercisable at end of year	161,435	$29.19	440,625	$26.62	679,099	$25.23

Weighted-average fair value of options granted during the year		$1.84		$0.88		$1.19
     The fair value of each share option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2004	2003	2002

Expected term	5.00	5.00	5.00
Expected dividend yield	6.57%	8.32%	7.81%
Expected volatility	16.90%	15.28%	13.64%
Risk-free interest rate	3.13%	3.01%	4.27%
     The following table summarizes information about share options outstanding at December 31, 2004:

		Options Outstanding		Options Exercisable
			Weighted average
Range of	Number outstanding	Weighted average	remaining contr.	Number exercisable	Weighted average
exercise price	at 12/31/04	exercise price	life	at 12/31/04	exercise price

$15.00 to $20.00	5,000	$20.00	1.8	5,000	$20.00
$20.01 to $25.00	30,167	$24.08	4.0	30,167	$24.08
$25.01 to $30.00	303,934	$27.10	7.8	58,768	$28.73
$30.01 +	308,150	$33.83	9.1	67,500	$32.56

$15.00 +	647,251	$30.11	8.2	161,435	$29.19

(16)	Employee Benefit Plans
     We have a 401(k) savings plan for our employees. Under the plan, as amended, employees, age 21 and older, are eligible to participate in the plan after they have completed one year and 1,000 hours of service. Participants are immediately vested in their contributions, matching contributions and earnings thereon.
     We initially match 25% of an employees’ contribution, not to exceed 25% of 6% of each employee’s wages. Our cost of the initial match totaled approximately $289,000, $271,000 and $306,000 for the years ended December 31, 2004, 2003 and 2002, respectively. We may also elect, in any calendar year, to make a discretionary match to the plan. The amount paid pursuant to the discretionary match totaled approximately $0, $0 and $314,000 during the years ended December 31, 2004, 2003 and 2002, respectively.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     We have registered 500,000 common shares in connection with a share purchase plan. The share purchase plan enables eligible employees to purchase shares, subject to certain restrictions, of the company at a 15% discount to fair market value. A total of 29,683, 32,065 and 39,766 common shares were issued, in accordance with the share purchase plan, during the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004, we have 181,566 shares available for future issuance.
     During the year ended December 31, 2000, we adopted the Key Employee Share Option Plan. Pursuant to the plan, officers and other selected key employees of our operating partnership or management service companies who earn bonuses have the option of deferring the payment of such bonuses. Such deferred compensation may be used to purchase various mutual funds and/or our common shares. Pursuant to the participant’s election, we purchase shares on the open market and place them in a trust for the benefit of such participant. The trust may deliver to the participant shares or the fair market value of such shares beginning six months from the date they were placed in the trust. The purpose of the deferred compensation plan is to provide a vehicle for the payment of compensation otherwise payable to the participants, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients’ continuance as our employees. During the 2000 plan year we provided a discount of 15% on the purchase price of our common shares purchased by participants in the plan. For each plan year thereafter, we did not provide a discount on our common shares. The mutual fund investments are carried at their market value of $2.8 million and included as investments in securities on our consolidated balance sheet. The plan holds 80,952 of our common shares which we purchased in the open market on behalf of the participants. These are included as common shares in treasury on our consolidated balance sheet at December 31, 2004. The fair value of the plan assets totaling $5.9 million are included as deferred compensation liability in accounts payable and other liabilities on our consolidated balance sheet at December 31, 2004. As a result of the change in the fair value of our investments in securities, we recorded unrealized gains of $191,000 and unrealized losses of $83,000 and $104,000 in other comprehensive income during the years ended December 31, 2004, 2003 and 2002, respectively.
     As of February 12, 2003, we adopted two deferred compensation plans for our executive officers. The Executive Choice Share Deferral Plan for Executives allows our executive officers to elect to defer the receipt of shares issued upon the exercise of options pursuant to our 1996 Share Incentive Plan. In addition, the Executive Choice Share Deferral Plan allows our officers to defer receipt of restricted securities issued pursuant to our 1996 Share Incentive Plan and to defer receipt of our common shares received pursuant to our Key Employee Share Option Plan and our Share Purchase Plan. The Executive Choice Deferred Compensation Plan provides a means for our executive officers to defer receipt of salary and bonus and property other than our common shares received under the Key Employee Share Option Plan.
     We also adopted two deferred compensation plans for our trustees, similar to those adopted for our executives. Under the Executive Choice Share Deferral Plan for Trustees, the independent members of our board of trustees may defer receipt of shares issued upon the exercise of options received under the Amended and Restated Trustees’ Share Incentive Plan. Under the Executive Choice Deferred Compensation Plan for Trustees, our independent trustees may defer other compensation received pursuant to service on our board of trustees.
     For each of the deferred compensation plans described above, the executive’s or the trustee’s receipt of shares and other compensation is deferred by placing such shares or other compensation in an account, which is treated as an unfunded deferred compensation obligation of the company, and the employee or trustee does not receive the shares or other compensation until he elects to receive the shares or other compensation at a future date. Each of the plans described above is intended solely as a means of deferring gain that would otherwise be realized by our officers and trustees and is not intended to amend any other plan or program.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(17)	Commitments and Contingencies
Legal Matters
     We are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. We believe that the final outcome of such matters will not have a material adverse effect on our financial position, results of operations or liquidity.
Environmental Matters
     We obtain environmental site assessments for all acquired properties prior to acquisition. The environmental site assessments have not revealed any environmental condition, liability or compliance concern that we believe may have a material adverse effect on our business, assets or results or operations, nor are we aware of any such condition, liability or concern. It is possible that the environmental site assessments relating to any one of our properties or properties to be acquired in the future do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose after the related environmental site assessment report was completed, of which we are otherwise unaware.
Insurance
     We have and will keep in force comprehensive insurance, including liability, fire, workers’ compensation, extended coverage, rental loss and, when available on reasonable commercial terms, flood, wind, earthquake and terrorism insurance, with policy specifications, limits, exclusions and deductibles customarily carried for similar properties. We currently maintain insurance to cover environmental conditions and business interruption if and when they occur. This policy covers both governmental and third-party claims associated with the covered environmental conditions. Our real property insurance policies exclude earthquake coverage for properties located within California. As a result, we maintain a separate $125 million blanket earthquake policy on the properties we own in Northern and Southern California. Our real property insurance policies exclude terrorism coverage. However, we maintain a separate $100 million blanket stand-alone terrorism policy on the properties we own. Certain types of losses, however, generally of a catastrophic nature, such as acts of war, are either uninsurable or the cost of obtaining insurance is so high that it is more prudent to accept the risk of loss. If more terrorists incidents occur, however, future insurance policies purchased by us may expressly exclude hostile acts, and it may become economically unfeasible to obtain insurance covering terrorist attacks. In the event of such terrorist acts or other catastrophic losses, we would expect our insurance premiums to increase thereafter, which may have an adverse impact on our cash flow. We believe that our properties as of the date of this filing are adequately insured in accordance with industry standards.
Financial Guarantees and Commitments
     In connection with the disposition of a real estate property in May 2001, we entered into a financial guarantee with a maximum future potential payment of $1.4 million. The financial guarantee, provided to the third party purchaser, guaranteed payment of an amount not to exceed the $1.4 million potential maximum if certain tenants, as defined in the purchase and sale agreement, fail to extend either their leases beyond the maturities of their current in-place leases or to perform according to their in-place leases. An amount totaling $1.0 million was considered probable at the date of disposition and therefore, accrued during the year ended December 31, 2001. Pursuant to the financial guarantee, during the year ended December 31, 2003, we paid the anticipated $1.0 million to the third party purchaser.
     As a condition of the purchase and sale and as security for our guarantee, we provided to the title company at closing, two irrevocable letters of credit, totaling $1.4 million, drawn on a financial institution and identifying the purchaser as beneficiary. One letter of credit totaling $1.0 million expired in 2003. The remaining balance on the second letter of credit totaling $189,000 at December 31, 2004 expires as follows:

(in thousands)	Letters of Credit

2005	63
2006	126

$189

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(18)	Recently Issued Accounting Pronouncements
     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.” In December 2003, the Financial Standards Board issued a revision to FASB Interpretation No. 46, FASB Interpretation No. 46(R). The Interpretation, as revised, requires consolidation of an entity by an enterprise if that enterprise will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both. An entity subject to this Interpretation is called a variable interest entity. The disclosure provisions of this Interpretation, as revised, are effective for financial statements issued after December 31, 2003. Per this Interpretation, as revised, a public entity, that is not a small business issuer, with a variable interest entity to which the provisions of the Interpretation have not been applied as of December 24, 2003, shall apply this Interpretation no later than the end of the first reporting period that ends after March 15, 2004. However, prior to the required application of this Interpretation, a public entity, that is not a small business issuer, shall apply this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.
     In November 2004, the EITF reached a consensus on an approach for evaluating whether the criteria in paragraph 42 of Statement 144 have been met for the purposes of classifying the results of operations of a component of an entity that either has been disposed of or is classified as held for sale as discontinued operations. The consensus was incorporated into Appendix A (03-13A) of Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations.”
     The guidance should be applied to a component of an enterprise that is either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. In accordance with the criteria prescribed in 03-13A, we evaluated our continuing involvement resulting from certain management agreements retained in relation to real estate sale transactions occurring during period and as a result of our evaluation determined that the results of operations from the sold properties should be classified within discontinued operations on our consolidated statements of income.
     In December 2004, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” a revision to Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance.
     The Statement which focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.
     The Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.
     The Statement, which is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005 for public entities that do not file as small business issuers, will not have a material impact on our financial statements.
     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, “Accounting for Non-monetary Transactions.” The statement requires non-monetary exchanges to be accounted for at fair value, recognizing any gain or loss, if the transactions meet a commercial-substance criterion and fair value is determinable. The statement is effective for non-monetary transactions occurring in fiscal years beginning after June 15, 2005. We believe that the implementation of this standard will not have a material impact on our consolidated financial position or results of operations.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(19) Segment Information
     The table below presents information about income from continuing operations and segment assets used by our chief operating decision maker as of and for the years ended December 31, 2004, 2003, and 2002, respectively.
For the Year Ended and As of December 31, 2004

							Corporate
	Mid-			Northern	Southern	Total	not allocable	Consolidated
(in thousands)	Atlantic	Midwest	Southwest	California	California	segments	to segments	total
Revenues:

Rental income	$93,873	$3	$126,141	$36,623	$39,492	$296,132	$—	$296,132
Service business and other income	3,713	992	3,071	2,862	982	11,620	2,244	13,864

Total revenues	97,586	995	129,212	39,485	40,474	307,752	2,244	309,996

Expenses:
Property operating and maintenance	21,687	(941)	37,006	10,766	8,459	76,977	—	76,977
Real estate taxes	7,580	—	13,461	3,110	3,068	27,219	—	27,219
General & administrative and personnel costs	419	257	278	159	(14)	1,099	10,704	11,803
Expenses of service business	2,496	1,110	2,077	1,716	1,429	8,828	1,170	9,998
Depreciation and amortization	21,029	15	34,124	6,716	13,463	75,347	360	75,707

Total expenses	53,211	441	86,946	22,467	26,405	189,470	12,234	201,704

Interest expense	—	—	—	—	—	—	61,032	61,032
Amortization of deferred financing costs	—	—	—	—	—	—	2,330	2,330
Income from continuing operations before equity in income of unconsolidated joint ventures, loss on investments in securities, impairment and minority interests	44,375	554	42,266	17,018	14,069	118,282	(73,352)	44,930

Equity in income of unconsolidated joint ventures	(100)	—	2,529	—	—	2,429	—	2,429
Loss on investments in securities	—	—	—	—	—	—	(420)	(420)
Loss from impairment of mortgage loan	(2,900)					(2,900)	—	(2,900)
Minority interests	—	—	—	—	—	—	(2,002)	(2,002)

Income from continuing operations	$41,375	$554	$44,795	$17,018	$14,069	$117,811	$(75,774)	$42,037

Additions to long-lived assets:

Development/redevelopment	$108	$2,565	$310	$691	$11,673	$15,347	$—	$15,347
Purchase of real estate	—	32,590	123,336	100,491	32,821	289,238	—	289,238
Capital expenditures for in-service properties	9,797	13,946	17,756	7,418	5,479	54,396	—	54,396

Total additions	$9,905	$49,101	$141,402	$108,600	$49,973	$358,981	$—	$358,981

Investment balance in equity method investees	$8,726	$—	$4,217	$—	$—	$12,943	$—	$12,943

Total assets	$605,355	$437,173	$698,093	$282,059	$276,907	$2,299,587	$33,952	$2,333,539

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
For the Year Ended and As of December 31, 2003

							Corporate
	Mid-			Northern	Southern	Total	not allocable	Consolidated
(in thousands)	Atlantic	Midwest	Southwest	California	California	segments	to segments	total
Revenues:

Rental income	$89,226	$50	$105,760	$32,562	$30,530	$258,128	$—	$258,128
Service business and other income	3,967	2,079	2,457	2,500	991	11,994	4,755	16,749

Total revenues	93,193	2,129	108,217	35,062	31,521	270,122	4,755	274,877

Expenses:
Property operating and maintenance	19,329	709	31,195	10,141	5,346	66,720	—	66,720
Real estate taxes	6,733	—	10,649	2,626	2,252	22,260	—	22,260
General & administrative and personnel costs	447	276	274	146	148	1,291	9,697	10,988
Expenses of service business	2,691	1,457	1,812	1,501	1,308	8,769	1,744	10,513
Depreciation and amortization	18,528	16	26,039	4,747	7,954	57,284	194	57,478

Total operating expenses	47,728	2,458	69,969	19,161	17,008	156,324	11,635	167,959

Interest expense	—	—	—	—	—	—	60,478	60,478
Amortization of deferred financing costs	—	—	—	—	—	—	2,284	2,284
Income from continuing operations before equity in income of unconsolidated joint ventures and minority interests	45,465	(329)	38,248	15,901	14,513	113,798	(69,642)	44,156

Equity in income of unconsolidated joint ventures	261	—	2,294	—	—	2,555	—	2,555
Minority interests	—	—	—	—	—	—	(9,796)	(9,796)

Income from continuing operations	$45,726	$(329)	$40,542	$15,901	$14,513	$116,353	$(79,438)	$36,915

Additions to long-lived assets:

Development/redevelopment	$1,292	$4,375	$4,865	$4	$106	$10,642	$—	$10,642
Purchase of real estate	52,158	31,375	28,052	6,062	67,086	184,733	—	184,733
Capital expenditures for in-service properties	8,056	6,359	13,173	4,377	3,271	35,236	—	35,236

Total additions	$61,506	$42,109	$46,090	$10,443	$70,463	$230,611	$—	$230,611

Investment balance in equity method investees	$9,226	$—	$3,882	$—	$—	$13,108	$—	$13,108

Total assets	$619,207	$412,769	$638,170	$252,098	$244,004	$2,166,248	$32,845	$2,199,093

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
For the Year Ended and As of December 31, 2002

							Corporate
				Northern	Southern	Total	not allocable	Consolidated
(in thousands)	Mid-Atlantic	Midwest	Southwest	California	California	segments	to segments	total
Revenues:

Rental income	$81,284	$39	$102,256	$33,486	$28,808	$245,873	$—	$245,873
Service business and other income	424	16	1,034	274	(59)	1,689	2,676	4,365

Total revenues	81,708	55	103,290	33,760	28,749	247,562	2,676	250,238

Expenses:
Property operating and maintenance	18,143	583	27,216	10,420	5,404	61,766	—	61,766
Real estate taxes	6,201	—	13,855	2,607	2,233	24,896	—	24,896
General & administrative and personnel costs	425	302	379	358	171	1,635	8,726	10,361
Depreciation and amortization	14,585	—	22,693	4,321	7,075	48,674	86	48,760

Total expenses	39,354	885	64,143	17,706	14,883	136,971	8,812	145,783

Interest expense	—	—	—	—	—	—	56,618	56,618
Amortization of deferred financing costs	—	—	—	—	—	—	1,832	1,832
Income from continuing operations before equity in income of unconsolidated joint ventures and unconsolidated subsidiaries and minority interests	42,354	(830)	39,147	16,054	13,866	110,591	(64,586)	46,005

Equity in income of unconsolidated joint ventures and unconsolidated subsidiaries	1,875	1,007	2,282	(386)	(146)	4,632	(1,478)	3,154
Minority interests	—	—	—	—	—	—	(9,812)	(9,812)

Income from continuing operations	$44,229	$177	$41,429	$15,668	$13,720	$115,223	$(75,876)	$39,347

Additions to long-lived assets:

Development/redevelopment	$8,081	$10,977	$4,172	$108	$2,956	$26,294	$—	$26,294
Purchase of real estate	55,152	—	107,475	—	10,597	173,224	—	173,224
Capital expenditures for in-service properties	4,313	2,329	13,296	4,215	3,034	27,187	—	27,187

Total additions	$67,546	$13,306	$124,943	$4,323	$16,587	$226,705	$—	$226,705

Investment balance in equity method investees	$9,763	$—	$3,914	$—	$—	$13,677	$6,299	$19,976

Total assets	$617,295	$383,559	$639,416	$267,050	$180,379	$2,087,699	$34,590	$2,122,289

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(20) Discontinued Operations
     In accordance with Statement of Financial Accounting Standards No. 144, (“SFAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective for financial statements issued for fiscal years beginning after December 15, 2001, income and gain/(loss) for real estate properties sold and real estate properties held for sale are to be reflected in the consolidated statements of income as discontinued operations.
     During the quarter ended September 30, 2005, the Company reclassified certain properties to assets held for sale and in compliance with SFAS 144 has reported revenue and expenses from the reclassification of these properties as discontinued operations for each period presented in its quarterly report for the quarter ended September 30, 2005 (including the comparable period of the prior year). Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the reclassification of these properties is required for previously issued annual financial statements for each of the three years shown in the Company’s last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the reclassification. This reclassification has no effect on the Company’s reported net income.
     During the year ended December 31, 2004, we sold 4 industrial buildings containing approximately 91,000 net rentable square feet and 8 office buildings containing approximately 1.2 million net rentable square feet. During the year ended December 31, 2003, we sold 11 office buildings containing approximately 983,000 net rentable square feet. During the year ended December 31, 2002, we sold 7 industrial buildings containing approximately 875,000 net rentable square feet and 3 office buildings containing approximately 194,000 net rentable square feet.
     Concurrent with the disposition of 7 of the 8 office buildings sold during the year ended December 31, 2004, we entered into management agreements under which we would perform management duties for a fee. We evaluated our continuing involvement resulting from the management agreements pursuant to the criteria outlined in EITF 03-13A, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” and as a result of our evaluation determined that neither the continuing cash inflows nor cash outflows are significant and thus, the properties should be classified within discontinued operations on our consolidated statements of income.
     Below is a summary of our combined results of operations from the properties disposed of or held for sale included in discontinued operations during the periods presented.

		Year Ended
Discontinued Operations		December 31,
(in thousands)	2004	2003	2002
Rental income	$74,730	$89,754	$110,381
Property revenues	74,730	89,754	110,381
Interest and Other Income	64	67	21

Total Revenues	74,794	89,821	110,402

Property operating and maintenance	18,750	25,255	28,945
Real estate taxes	14,188	12,652	15,567
Depreciation and amortization	20,281	22,778	24,697
Property expenses	53,219	60,685	69,209

Interest expense	(7,987)	(9,336)	(10,463)
Amortization on deferred financing	(13)	—	—
Loss on impairment of real estate	—	(1,792)	(2,855)

Income from discontinued operations	$13,575	$18,008	$27,875

Gain/(loss) from disposition of discontinued operations	11,957	(4,457)	8,430
Loss from debt defeasance related to sale of real estate	(5,316)	—	—
Minority interest related to discontinued operations	(1,052)	(484)	(1,371)

Total Discontinued Operations	$19,164	$13,067	$34,934

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
(21) Selected Quarterly Financial Data (Unaudited)
     The following schedule is a summary of the quarterly results of operations for the years ended December 31, 2004, 2003 and 2002:

	(amounts in thousands, except per share data)
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Year ended December 31, 2004
Revenue	$73,649	$75,938	$79,247	$81,162	$309,996
Income from continuing operations	$11,800	$11,303	$10,852	$8,082	$42,037
Net income	$16,999	$18,792	$12,554	$14,078	$62,423
Net income per common share-basic	$0.31	$0.38	$0.23	$0.27	$1.18
Net income per common share-diluted	$0.30	$0.37	$0.23	$0.27	$1.18

Year ended December 31, 2003
Revenue	$66,257	$67,980	$68,589	$72,051	$274,877
Income from continuing operations	$8,481	$8,307	$9,891	$10,236	$36,915
Net income	$15,510	$8,512	$14,218	$21,177	$59,417
Net income per common share-basic	$0.34	$0.16	$0.30	$0.45	$1.27
Net income per common share-diluted	$0.34	$0.16	$0.30	$0.45	$1.27

Year ended December 31, 2002
Revenue	$59,043	$62,981	$62,581	$65,633	$250,238
Income from continuing operations	$10,824	$8,597	$10,195	$9,731	$39,347
Net income	$18,220	$17,341	$22,894	$15,826	$74,281
Net income per common share-basic	$0.43	$0.40	$0.53	$0.35	$1.72
Net income per common share-diluted	$0.43	$0.39	$0.53	$0.35	$1.71
(22) Income Taxes
     We have elected to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, commencing with our taxable year ended December 31, 1996. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our adjusted taxable income to our shareholders. It is our current intention to adhere to these requirements and maintain our REIT status. As a REIT, we generally will not be subject to corporate level federal income tax on taxable income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and to federal income and excise taxes on our undistributed taxable income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
Reconciliation between GAAP Net Income and Taxable Income
     The following is a reconciliation of GAAP net income to taxable income for the years ended December 31, 2004, 2003 and 2002:

(in thousands)	2004	2003	2002
GAAP net income	$62,423	$59,417	$74,281
GAAP loss (net income) of taxable subsidiaries included above	(1,397)	(883)	(651)

GAAP net income from REIT operations	61,026	58,534	73,630

GAAP to tax adjustments:(1)
Depreciation and amortization	25,200	18,897	14,495
Gains and losses from capital transactions(2)	(11,946)	(4,783)	(296)
Straight-line rent adjustment, net of rents received in advance	(7,476)	(7,948)	(7,177)
Capitalized operating expenses and interest cost related to development projects	(5,822)	(182)	(3,017)
Interest income	484	482	481
Compensation expense	(2,162)	(665)	(4,542)
Other differences, net	(103)	648	3,502

Total GAAP to tax adjustments	(1,825)	6,449	3,446

Adjusted taxable income subject to distribution requirement(3)	$59,201	$64,983	$77,076

(1)	All adjustments to GAAP net income from REIT operations are net of amounts attributable to minority interest.

(2)	Represents the GAAP to tax difference for gains and losses including tax-deferred gain on transactions qualifying under Section 1031 of the Internal Revenue Code.

(3)	The distribution requirement was 90% in each of the years ended December 31, 2004, 2003 and 2002.
Characterization of Distributions
     The classification of distributions presented below is determined out of our earnings and profits as defined by Section 316 of the Internal Revenue Code, which differs from federal taxable income.
     The following table characterizes distributions paid per common share for the years ended December 31, 2004, 2003, and 2002:

(in thousands)	2004		2003		2002
Ordinary income	$1.213	54.15%	$1.426	63.66%	$1.788	80.73%
Return of capital	$1.027	45.85%	$0.814	36.34%	$0.427	19.27%
Capital gains	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%

	$2.240		$2.240		$2.215

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     Prentiss Properties Resources, Inc. was incorporated in March 2001 to serve as a Taxable REIT Subsidiary and provide management and other services to our operating partnership and third-party clients. The management services business serves a broad base of clients, including major financial institutions and pension funds, large corporate users, real estate advisory firms and real estate investment groups. Prentiss Properties Resources, Inc. had a deferred tax liability totaling approximately $550,000 at December 31, 2004 as detailed below:

(in thousands)	Dr./(Cr.)
Bad Debt Reserve	$218
Accrued employee liabilities	28
Accrued depreciation & amortization	(149)
Loss from partnership interests	(559)
other miscellaneous tax benefits	6
State Tax reserve	(94)

Total deferred tax liability	$(550)

(23) Pro Forma
     The following unaudited pro forma consolidated statements of income are presented as if all of the properties acquired between January 1, 2004 and December 31, 2004 had occurred January 1, 2004 and 2003.
     These pro forma consolidated statements of income should be read in conjunction with our historical consolidated financial statements and notes thereto for the year ended December 31, 2004, included in this Form 10-K. The pro forma consolidated statements of income are not necessarily indicative of what actual results would have been had the acquisitions actually occurred on January 1, 2004 and 2003 nor purport to represent our operations for future periods.

	For the Years Ended
Pro Forma	December 31,
(in thousands)	2004	2003
Total revenue	$325,158	$313,539

Income applicable to common shareholders before discontinued operations	$31,255	$40,078

Net income applicable to common shareholders	$50,419	$53,145

Basic earnings per share:
Income applicable to common shareholders before discontinued operations	$0.71	$1.00
Net income applicable to common shareholders	$1.14	$1.33
Weighted average number of common shares outstanding	44,330	40,068
Diluted earnings per share:
Income applicable to common shareholders before discontinued operations	$0.70	$0.99
Net income applicable to common shareholders	$1.13	$1.32
Weighted average number of common shares and common share equivalents outstanding	44,529	40,270

PRENTISS PROPERTIES TRUST
NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
     The following unaudited pro forma consolidated statements of income are presented as if all of the properties acquired between January 1, 2003 and December 31, 2003 had occurred January 1, 2003 and 2002.
     These pro forma consolidated statements of income should be read in conjunction with our historical consolidated financial statements and notes thereto for the year ended December 31, 2004, included in this Form 10-K. The pro forma consolidated statements of income are not necessarily indicative of what actual results would have been had the acquisitions actually occurred as of January 1, 2003 and 2002 nor does it purport to represent our operations for future periods.

	For the Years Ended
Pro Forma	December 31,
(in thousands)	2003	2002
Total revenue	$287,116	$270,057

Income applicable to common shareholders before discontinued operations	$38,536	$31,510

Net income applicable to common shareholders	$51,603	$66,444

Basic earnings per share:
Income applicable to common shareholders before discontinued operations	$0.96	$0.82
Net income applicable to common shareholders	$1.29	$1.73
Weighted average number of common shares outstanding	40,068	38,409
Diluted earnings per share:
Income applicable to common shareholders before discontinued operations	$0.96	$0.82
Net income applicable to common shareholders	$1.28	$1.72
Weighted average number of common shares and common share equivalents outstanding	40,270	38,649

(24) Subsequent Events
     On January 13, 2005, Prentiss Office Investors, L.P. completed a five-year interest rate swap agreement in a notional amount of $20.0 million. The interest rate swap effectively locks 30-day LIBOR at 4.00% on $20.0 million of our variable rate borrowings. The interest rate swap is effective February 1, 2005 and matures February 1, 2010.
     On February 14, 2005, Prentiss Office Investors, L.P., which is owned 51% by our operating partnership and its affiliates and 49% by Stichting Pensioenfonds ABP, acquired from an unrelated third party, a two building office complex with approximately 197,000 net rentable square feet. The properties are located in Herndon, Virginia and were acquired for gross proceeds of $51.5 million. Each partner contributed their pro rata share of the purchase price to Prentiss Office Investors, L.P. for the acquisition. Amounts contributed from the operating partnership were funded with proceeds from our revolving credit facility.
     On March 10, 2005, we entered into a Purchase Agreement pursuant to which a trust, which was formed by us on February 24, 2005 (the “Trust”), will issue $26,250,000 and $25,000,000 of trust preferred equity securities (the “Capital Securities”) to each of Taberna Preferred Funding I, Ltd. and Merrill Lynch International, respectively in a private placement pursuant to an applicable exemption from registration. The transactions contemplated by the Purchase Agreement will occur on or before March 15, 2005. The Capital Securities will mature on March 30, 2035 (all dates listed in this summary assume a closing date of March 15, 2005), but may be redeemed at our option beginning on March 30, 2010. The Capital Securities will require quarterly distributions by the Trust to the holders of the Capital Securities, at a variable rate which will reset quarterly at the LIBOR rate plus 1.25%. Distributions will be cumulative and will accrue from the date of original issuance but may be deferred by us for up to 20 consecutive quarterly periods.
     The proceeds of the Capital Securities received by the Trust, along with proceeds of $1,586,000 received by the Trust from the issuance of common securities (the “Common Securities”) by the Trust to Prentiss Properties Limited, Inc., a company subsidiary, will be used to purchase $52,836,000 of junior subordinated notes (the “Notes”), to be issued by Prentiss Properties Acquisition Partners, L.P. pursuant to an indenture (the “Indenture”) to be entered into, as of the closing date provided above, between Prentiss Properties Acquisition Partners, L.P. and JPMorgan Chase Bank, N.A., as trustee.
     The Notes will mature on March 30, 2035, but we may redeem the Notes, in whole or in part, beginning on March 30, 2010 in accordance with the provisions of the Indenture. The Notes bear a variable rate which will reset quarterly at the LIBOR rate plus 1.25%. Interest is cumulative and will accrue from the date of original issuance but may be deferred by us for up to 20 consecutive quarterly periods.
(25) Other Events
     The Company is revising its historical financial statements in connection with its application of SFAS No. 144. During the quarter ended September 30, 2005, the Company classified certain properties as held for sale and in compliance with SFAS No. 144, the Company has reported revenue and expenses as income from discontinued operations presented in its quarterly report filed for the quarter ended September 30, 2005 (including the comparable period of the prior year). However, the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to the Company required that the Company reclassify the reported revenue, expenses from these properties as income from discontinued operations in its financial statements for the period presented in its annual financial statements for each of the three years presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, if those financials are incorporated by reference in a registration statement to be filed with the SEC under the Securities Act of 1933, as amended, even though those financial statements relate to a period prior to the transactions giving rise to the reclassification.
     This reclassification as discontinued operations has no effect on the Company’s reported net income available to common shareholders as reported in prior SEC filings. Instead, they present the revenue and expenses relating to properties sold and held for sale as a single line item titled discontinued operations, rather than presenting the revenues and expenses along with the Company’s other results of operations. In addition to financial statements themselves, certain disclosures contained in Note 2, Note 19, Note 20, Note 21 and Note 23, relating to the revisions made in connection with the application of SFAS No. 144, have been modified to reflect the effects of these reclassifications.